Exhibit 107

Calculation of Filing Fee Tables

Form S-8

URANIUM ENERGY CORP.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	457(h) and 457(c)	6,000,000(3)	$3.195(4)	$19,170,000	$110.20 per $1,000,000	$2,112.53
Total Offering Amounts					$19,170,000		$2,112.53
Total Fee Offsets							$0.00
Net Fee Due							$2,112.53

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act” ), this registration statement covers as indeterminate number of additional shares of Common Stock (as defined below) that may be offered and issued to prevent dilution resulting from share dividends, share splits, reverse share splits, combinations of shares, spin-offs, recapitalizations, mergers or similar capital adjustments as provided in the 2022 Stock Incentive Plan (the “Plan”) of Uranium Energy Corp. (the “Registrant”).

(2)

The Registrant previously registered 5,500,000 shares of its common stock (as defined below) issuable pursuant to stock options and other equity incentive awards under its 2006 Stock Incentive Plan on a registration statement on Form S-8 (Registration No. 333-147626), a further 7,000,000 shares of its common stock issuable pursuant to stock options and other equity incentive awards under its 2009 Stock Incentive Plan, as amended, on two registration statements on Form S-8 (Registration Nos. 333-162264 and 333-172092), a further 2,000,000 shares of its common stock issuable pursuant to stock options and other equity incentive awards under its 2013 Stock Incentive Plan on a registration statement on Form S-8 (Registration No. 333-192462), a further 7,500,000 shares of its common stock issuable pursuant to stock options and other equity incentive awards under its 2014 Stock Incentive Plan on a registration statement on Form S-8 (Registration No. 333-201423), a further 6,500,000 shares of our common stock issuable pursuant to stock options and other equity incentive awards under its 2016 Stock Incentive Plan on a registration statement on Form S-8 (Registration No. 333-213500), a further 12,000,000 shares of its common stock issuable pursuant to stock options and other equity incentive awards under its 2018 Stock Incentive Plan on a registration statement on Form S-8 (Registration No. 333-227023), a further 6,000,000 shares of its common stock issuable pursuant to stock options and other equity incentive awards under its 2019 Stock Incentive Plan on a registration statement on Form S-8 (Registration No. 333-233736), a further 6,000,000 shares of its common stock issuable pursuant to stock options and other equity incentive awards under its 2020 Stock Incentive Plan on a registration statement on Form S-8 (Registration No. 333-249679) and a further 6,000,000 shares of its common stock issuable pursuant to stock options and other equity incentive awards under its 2021 Stock Incentive Plan on a registration statement on Form S-8 (Registration No. 333-262197). The Registrant’s 2006 Stock Incentive Plan and its 2009 Stock Incentive Plan, as amended, were superseded and replaced by its 2013 Stock Incentive Plan, its 2013 Stock Incentive Plan was superseded and replaced by its 2014 Stock Incentive Plan, its 2014 Stock Incentive Plan was superseded and replaced by its 2015 Stock Incentive Plan, its 2015 Stock Incentive Plan was superseded and replaced by its16 Stock Incentive Plan, its 2016 Stock Incentive Plan was superseded and replaced by its 2017 Stock Incentive Plan, its 2017 Stock Incentive Plan was superseded and replaced by its 2018 Stock Incentive Plan, its 2018 Stock Incentive Plan was superseded and replaced by its 2019 Stock Incentive Plan, its 2019 Stock Incentive Plan was superseded and replaced by its 2020 Stock Incentive Plan, its 2020 Stock Incentive Plan was superseded and replaced by its 2021 Stock Incentive Plan and its 2021 Stock Incentive Plan was superseded and replaced by its 2022 Stock Incentive Plan.

(3)

Represents the total number of shares of common stock, par value $0.001 per share (the “Common Stock”) of the Registrant issuable pursuant to additional stock options and other equity incentive awards that may be granted under the Plan.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and based upon the average of the high and low prices of the shares of Common Stock, as reported on the NYSE American on July 14, 2023, which date is within five business days prior to the filing of this Registration Statement, which was $3.195 per share.